News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2023 First Quarter Financial Results

Company to Host Conference Call at 8:30 AM ET on Thursday, May 11, 2023

Troy, MI, May 10, 2023 – Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights (compared to the prior year period)

•
Combined ratio was 99.5%, an improvement of 13.0 percentage points from Q1 2022
•
Gross written premium increased 9.9% to $36.2 million
•
Net income of $1.0 million, or $0.08 per share, based on 12.2 million weighted average shares outstanding
•
Book value of $1.82 per share, up 17% or $0.27 from $1.55 at year end

Management Comments

James Petcoff, Executive Chairman and Co-CEO, commented, “We are pleased to see the 2023 first quarter results validate our significant team efforts. The initiatives we undertook over the last several years are now beginning to bear fruit, and we are confident that we have laid a strong foundation for continued profitability going forward.”

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May 10, 2023

2023 First Quarter Financial Results Overview

	At and for the Three Months Ended March 31,
	2023	2022	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$36,214	$32,964	9.9%
Net written premiums	18,342	18,021	1.8%
Net earned premiums	21,952	23,955	-8.4%

Net investment income	1,307	507	157.8%
Net realized investment gains (losses)	-	(69)	**
Change in fair value of equity investments	694	280	147.9%
Other gains (losses)	-	(5)	**

Net income (loss)	1,001	(2,870)	**
Net income (loss) per share, diluted	$0.08	$(0.30)

Adjusted operating income (loss)*	307	(3,076)	**
Adjusted operating income (loss) per share, diluted*	$0.03	$(0.32)	**

Book value per common share outstanding	$1.82	$3.13

Weighted average shares outstanding, basic and diluted	12,215,849	9,707,817

Underwriting ratios:
Loss ratio (1)	62.2%	75.0%
Expense ratio (2)	37.3%	37.5%
Combined ratio (3)	99.5%	112.5%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.
** Percentage is not meaningful
(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income from underwriting operations.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and other underwriting expenses to net earned premiums and other income from underwriting operations.
(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

2023 First Quarter Premiums

Gross Written Premiums

Gross written premiums increased 9.9% in the first quarter of 2023 to $36.2 million, compared to $33.0 million in the prior year period. The increase is a result of a combination of rate and continued expansion into select key verticals, specifically in the Company’s small business programs where GWP increased 10.4% in the first quarter of 2023 to $23.6 million. Personal lines premium continues to compliment Conifer’s profitable top line growth, specifically through its low-value dwelling line of business, where premium increased 49% in the first quarter of 2023 to $5.4 million.

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May 10, 2023

Net Earned Premiums

Net earned premiums decreased 8.4% to $22.0 million for the first quarter of 2023, compared to $24.0 million for the prior year period. The decrease was largely due to higher specific loss property reinsurance rates, effective January 1, 2023.

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review
	Three Months Ended March 31,
	2023	2022	% Change
	(dollars in thousands)

Gross written premiums	$28,975	$28,586	1.4%
Net written premiums	12,241	14,340	-14.6%
Net earned premiums	17,123	20,524	-16.6%

Underwriting ratios:
Loss ratio	61.4%	80.7%
Expense ratio	36.2%	36.5%
Combined ratio	97.6%	117.2%

Contribution to combined ratio from net (favorable) adverse prior year development	-4.8%	27.9%

Accident year combined ratio (1)	102.4%	89.3%

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company’s commercial lines of business represented 80% of total gross written premium in the first quarter of 2023. The Company took significant steps over the past several years to re-underwrite its book, electing to focus on select key verticals in specialty markets where the Company has deep underwriting knowledge and experience, strong agent relationships, and runway for selective growth.

Commercial lines gross written premium increased 1.4% in the first quarter of 2023 to $29.0 million, as the Company maintained its focus on writing only the most profitable specialty lines while simultaneously continuing its exit from unprofitable lines.

The Commercial lines combined ratio was 97.6% for the three months ended March 31, 2023; this represents a significant improvement of 19.6 percentage points compared to the same period in 2022. The loss ratio was 61.4% for the quarter, down 19.3 percentage points from 80.7% in the prior year period.

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May 10, 2023

The expense ratio was 36.2% for the first quarter of 2023, marking sustained improvement from the prior year period.

Personal Lines Financial and Operational Review

Personal Lines Financial Review
	Three Months Ended March 31,
	2023	2022	% Change
	(dollars in thousands)

Gross written premiums	$7,239	$4,378	65.3%
Net written premiums	6,101	3,681	65.7%
Net earned premiums	4,829	3,431	40.7%

Underwriting ratios:
Loss ratio	65.3%	41.0%
Expense ratio	40.8%	43.5%
Combined ratio	106.1%	84.5%

Contribution to combined ratio from net (favorable) adverse prior year development	-8.1%	-6.3%

Accident year combined ratio	114.2%	90.8%

Personal lines, representing 20% of total gross written premium for the first quarter of 2023, consists mainly of low-value dwelling homeowner’s insurance.

Personal lines gross written premium increased 65.3% to $7.2 million in the first quarter of 2023 compared to the prior year period, led by growth in the Company’s low-value dwelling line of business in Texas and Oklahoma.

Personal lines combined ratio was 106.1% for the three months ended March 31, 2023. This increase was due in large part to CAT activity in the quarter, specifically a tornado in southern Oklahoma and northern Texas that brought significant hail damage. Overall, we anticipate a return to normalized profitability moving forward.

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May 10, 2023

Combined Ratio Analysis

	Three Months Ended March 31,
	2023	2022

Underwriting ratios:
Loss ratio	62.2%	75.0%
Expense ratio	37.3%	37.5%
Combined ratio	99.5%	112.5%

Contribution to combined ratio from net (favorable) adverse prior year development	-5.6%	23.0%

Accident year combined ratio	105.1%	89.5%

Combined Ratio:

The Company's combined ratio was 99.5% for the quarter ended March 31, 2023, down 13.0 percentage points from the prior year period. This improvement speaks to the significant efforts made throughout 2021 and 2022 to re-underwrite the Company’s book of business and bolster reserves, including through the execution of a Loss Portfolio Transfer reinsurance agreement (LPT) in late 2022.

The Company saw net favorable reserve development of 5.6% for the quarter as a result of better-than-expected loss emergence primarily related to accident years 2022 and 2021 during the quarter. There was $1.8 million of adverse development relating to accident years 2019 and prior that was covered by the LPT. The Company reported adverse reserve development of 23.0% in the prior year period.

Loss Ratio:

The Company’s losses and loss adjustment expenses were $13.7 million for the three months ended March 31, 2023, down from $18.0 million in the prior year period. This resulted in a loss ratio of 62.2% for the first quarter of 2023, down from 75.0% for the same period in 2022.

Expense Ratio:

The expense ratio continues to improve, due in large part to the Company’s sustained emphasis on expense management: the expense ratio for the first quarter of 2023 was 37.3%, down from 37.5% in the prior year period as the Company approaches its near-term target expense ratio of 35%.

Net Investment Income

Net investment income was $1.3 million during the quarter ended March 31, 2023, compared to $507,000 in the prior year period.

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Net Realized Investment Gains (Losses)

The Company did not have any realized investment gains or losses during the first quarter of 2023. Net realized investment losses were $69,000 in the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a gain of $694,000 from the change in fair value of equity investments, compared to a gain of $280,000 in the prior year period.

Net Income (Loss)

The Company reported net income of $1.0 million, or $0.08 per share, for the first quarter of 2023; a significant improvement compared to a net loss of $2.9 million, or $0.30 per share, in the prior year period.

Book Value

Shareholders’ equity per share increased to $1.82 for the first quarter of 2023; up 17% from $1.55 at 2022 year end. This increase resulted from a combination of net income and unrealized investment gains: in addition to the Company’s reported net income of $1.0 million, there were $2.3 million in unrealized investment gains due to market improvements in the Company’s bond portfolio.

Adjusted Operating Income (Loss)

In the first quarter of 2023, the Company reported an adjusted operating income of $307,000, or $0.03 per share, compared to an adjusted operating loss of $3.1 million, or $0.32 per share, for the same period in 2022. See Definitions of Non-GAAP Measures.

Earnings Conference Call with Accompanying Slide Presentation

The Company will hold a conference call/webcast on Thursday, May 11, 2023 at 8:30 a.m. ET to discuss results for the first quarter ended March 31, 2023.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Webcast: On the Event Calendar at IR.CNFRH.com

Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international)

The webcast will be archived on the Conifer Holdings website and available for replay for at least one year.

About Conifer Holdings

Conifer Holdings, Inc. is a specialty insurance holding company, offering customized coverage solutions tailored to the needs of our insureds nationwide. Conifer is traded on the NASDAQ exchange under the symbol “CNFR”. Additional information is available on the Company’s website at www.CNFRH.com.

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May 10, 2023

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding the after-tax amounts of: 1) net realized investment gains and losses, 2) change in fair value of equity securities and 3) Other gains (losses). We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Reconciliations of adjusted operating income and adjusted operating income per share:

	Three Months Ended March 31,
	2023	2022
	(dollar in thousands, except share and per share amounts)

Net income (loss)	$1,001	$(2,870)
Less:
Net realized investment gains (losses), net of tax	-	(69)
Other gains (losses), net of tax	-	(5)
Change in fair value of equity securities, net of tax	694	280
Adjusted operating income (loss)	$307	$(3,076)

Weighted average common shares, diluted	12,215,849	9,707,817

Diluted income (loss) per common share:
Net income (loss)	$0.08	$(0.30)
Less:
Net realized investment gains (losses), net of tax	-	(0.01)
Other gains (losses), net of tax	-	-
Change in fair value of equity securities, net of tax	0.05	0.03
Adjusted operating income (loss), per share	$0.03	$(0.32)

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Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 27, 2023 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

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Conifer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands)

	March 31	December 31,
	2023	2022
Assets	(Unaudited)
Investment securities:
Debt securities, at fair value (amortized cost of $125,274 and $127,119, respectively)	$110,633	$110,201
Equity securities, at fair value (cost of $2,369 and $1,905, respectively)	2,425	1,267
Short-term investments, at fair value	28,055	25,929
Total investments	141,113	137,397

Cash and cash equivalents	21,549	28,035
Premiums and agents' balances receivable, net	21,713	21,802
Receivable from Affiliate	1,245	1,261
Reinsurance recoverables on unpaid losses	61,101	82,651
Reinsurance recoverables on paid losses	9,023	6,653
Prepaid reinsurance premiums	21,929	16,399
Deferred policy acquisition costs	8,326	10,290
Other assets	7,172	7,862
Total assets	$293,171	$312,350

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$145,362	$165,539
Unearned premiums	69,807	67,887
Reinsurance premiums payable	7,463	6,144
Debt	33,954	33,876
Accounts payable and accrued expenses	14,293	19,954
Total liabilities	270,879	293,400

Commitments and contingencies	-	-

Shareholders' equity:

Common stock, no par value (100,000,000 shares authorized; 12,215,849 and issued and outstanding, respectively)	97,968	97,913
Accumulated deficit	(59,759)	(60,760)
Accumulated other comprehensive income (loss)	(15,917)	(18,203)
Total shareholders' equity	22,292	18,950
Total liabilities and shareholders' equity	$293,171	$312,350

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May 10, 2023

Conifer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2023	2022

Revenue and Other Income
Premiums
Gross earned premiums	$34,294	$32,764
Ceded earned premiums	(12,342)	(8,809)
Net earned premiums	21,952	23,955
Net investment income	1,307	507
Net realized investment gains (losses)	-	(69)
Change in fair value of equity securities	694	280
Other gains (losses)	-	(5)
Other income	626	698
Total revenue and other income	24,579	25,366

Expenses
Losses and loss adjustment expenses, net	13,713	18,018
Policy acquisition costs	4,721	5,464
Operating expenses	4,279	4,160
Interest expense	686	711
Total expenses	23,399	28,353

Income (loss) before equity earnings in Affiliate and income taxes	1,180	(2,987)
Equity earnings in Affiliate, net of tax	(179)	76
Income tax expense (benefit)	-	(41)
Net income (loss)	1,001	(2,870)

Earnings (loss) per common share,
basic and diluted	$0.08	$(0.30)

Weighted average common shares outstanding,
basic and diluted	12,215,849	9,707,817